Exhibit 21

                           SUBSIDIARIES OF REGISTRANT


                                                                   OTHER NAMES
                                            JURISDICTION OF        UNDER WHICH
                                           INCORPORATION OR        SUBSIDIARY
NAME (AND % OWNED)                           ORGANIZATION          DOES BUSINESS
------------------------------             -----------------       -------------

Capco Resource Corporation                 Delaware                   None
 (100% owned)

Capco Resources, Ltd.                      Alberta, Canada            None
 (87.5% owned)

Capco Asset Management, Inc.               Nevada                     None
 (100% owned)

Meteor Enterprises, Inc.                   Colorado                   None
  (100% owned)

Meteor Marketing, Inc. (formerly known
 as Pyramid Stores, Inc. and Fleischli
 Oil Company, Inc.)(100% by Meteor
 Enterprises, Inc.)                        Wyoming                    None

Graves Oil & Butane Co., Inc.(100% by      New Mexico                 None
 Meteor Marketing, Inc.)

El Boracho, Inc. (100% by Graves Oil &
 Butane Co., Inc.)                         New Mexico                 None

Innovative Solutions and Technologies,
 Inc. (100% by Meteor Enterprises, Inc.)   Colorado                   None

Meteor Holdings LLC (73% by Meteor
 Enterprises, Inc.)                        Colorado                   None

Capco Resources, Inc. (100% by Meteor      Delaware                   None
 Holdings LLC)

Bloomfield Pyramid LLC (100% by Graves
 Oil & Butane Co., Inc.)                   New Mexico                 None

Graves Rio Rancho No. 1  Ltd. Co.
 (50% by Graves Oil & Butane Co., Inc.)    New Mexico                 None

Coors Pyramid LLC (50% by Graves Oil &
 Butane Co., Inc.)                         New Mexico                 None

American LP Ltd. Co. (33% by Graves Oil
 & Butane Co., Inc.)                       New Mexico                 None

                                                                   OTHER NAMES
                                            JURISDICTION OF        UNDER WHICH
                                           INCORPORATION OR        SUBSIDIARY
NAME (AND % OWNED)                           ORGANIZATION          DOES BUSINESS
------------------------------             -----------------       -------------
Tri-Valley Gas Co. (100% by Meteor
  Marketing, Inc.)                         Colorado                   None

Meteor Properties, LLC (formerly know as
 BNGS, Inc.) (100% by Meteor Marketing,
 Inc.)                                     Wyoming                    None

Meteor Carroll, LLC (100% by Meteor
  Properties LLC)                          Colorado                   None

Fleischli Fluids Management Company LLC    Wyoming                    None
 (100% by Meteor Marketing, Inc.)

Soccoro Pyramid LLC (100% by Meteor
 Properties LLC)                           New Mexico                 None

Capco Monument LLC (100% owned)            Colorado                   None

Rocky Mountain Propane, LLC (61% by
   Meteor Marketing, Inc.                  Colorado                   None








                                       2